CONSENT OF INDEPENDENT AUDITORS
American Balanced Fund, Inc.:

We consent to (a) the use in this Post-Effective Amendment No. 82 to Registration Statement No. 2-10758 on Form N-1A of our report dated January 26, 1996 appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement; (b) the references to us under the heading "General Information" in such Statement of Additional Information; and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/Deloitte & Touche llp
February 22, 1996